Exhibit 4.16
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”), dated as of [●], is adopted, executed and agreed to, for good and valuable consideration, by and among Talen Energy Corporation, a Delaware corporation (the “Company”), each of the other parties listed on the signature pages attached hereto (the “Initial Holders”), and the other Holders (as defined below) that may become party hereto from time to time (each, a “Party” and collectively, the “Parties”).
R E C I T A L S
WHEREAS, this Agreement is being entered into pursuant to the Agreement and Plan of Merger, dated as of January 15, 2026 (as amended or modified from time to time, the “Merger Agreement”), by and among Cornerstone Generation Holdings, LP, a Delaware limited partnership (“Cornerstone LP”), ECP Cornerstone Generation Holdings GP, LLC, a Delaware limited liability company (“Cornerstone GP”), ECP V-B (AG IP) Blocker Corp, a Delaware corporation (“Blocker B”), ECP V-C (AG IP) Blocker Corp, a Delaware corporation (“Blocker C”), ECP V-D (AG IP) Blocker Corp, a Delaware corporation (“Blocker D” and, together with Cornerstone LP, Cornerstone GP, Blocker B and Blocker C, the “Acquired Companies”), ECP V-D, LP, a Delaware limited partnership, as the representative of the Initial Holders, solely for the limited purposes set forth in Section 6.12 of the Merger Agreement, ECP GP V, LP, a Delaware limited partnership, the Company, Buckeye CG Holdings, LLC, a Delaware limited liability company (“Buyer”), Buckeye CG Holdings Merger Sub, LP, a Delaware limited partnership, Buckeye CG Holdings GP Merger Sub, LLC, a Delaware limited liability company, Buckeye Blocker V-B Merger Sub, Inc., a Delaware corporation, Buckeye Blocker V-C Merger Sub, Inc., a Delaware corporation and Buckeye Blocker V-D Merger Sub, Inc., a Delaware corporation;
WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement, on the date hereof, as partial consideration for the sale of the equity interests of the Acquired Companies to Buyer pursuant to the Merger Agreement, the Company has issued to the Initial Holders an aggregate [●] shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms of the Merger Agreement; and
WHEREAS, pursuant to the Merger Agreement, the Company has agreed to provide the Initial Holders certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”).
A G R E E M E N T S
NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties hereto agree as follows:

Article 1
DEFINITIONS; INTERPRETATION
Section 1.1Definitions. When used in this Agreement, the following terms shall have the meanings indicated below:
“Affiliate” means, with respect to a particular Person, any Person Controlling, Controlled by or Under Common Control with such Person.
“Agreement” has the meaning assigned such term in the introductory paragraph.
“Assignment and Joinder Agreement” means an Assignment and Joinder Agreement in substantially the form attached hereto as Exhibit A.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act.
“Board” means the board of directors of the Company.
“Business Day” means any day that is not a Saturday, Sunday or any other day on which banking institutions in New York, New York are required by applicable law to close.
“Buyer” has the meaning assigned such term in the Recitals.
“Common Stock” has the meaning assigned such term in the Recitals.
“Company” has the meaning assigned such term in the introductory paragraph.
“Control” (including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 17, 2023, by and among the Company and the holders listed on the signature pages thereto.
“Existing RRA Holders” means the holders of “Registrable Securities” (as such term is defined in the Existing Registration Rights Agreement) under the Existing Registration Rights Agreement.
“Holders” means the Initial Holders and/or any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 10.1, in each case, for so long as such Person owns Registrable Securities.
“Indemnified Party” is defined in Section 7.3.

“Indemnifying Party” is defined in Section 7.3.
“Initial Holders” has the meaning assigned such term in the introductory paragraph.
“Initial Lock-Up Period” is defined in Section 2.5.
“Inspectors” is defined in Section 5.1(h).
“Legend Removal Documents” is defined in Section 5.3.
“Majority Holders” means, as of the time of determination, the Holders that hold the majority of the Registrable Securities.
“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.
“Material Adverse Effect” is defined in Section 2.2.2
“Margin Loan Cooperation” is defined in Section 5.3.
“Margin Loan Lender” is defined in Section 2.1.1.
“Merger Agreement” has the meaning assigned such term in the Recitals.
“Opt-Out Notice” is defined in Section 5.2.
“Participating Holders” means the Requesting Holders and the Holders that request to participate in an Underwritten Shelf Takedown pursuant to Section 2.2.2.
“Party” and “Parties” has the meaning assigned such terms in the introductory paragraph.
“Permitted Loan” means a bona fide financing arrangement of any Holder with respect to Shares owned by such party, in each case, in the nature of a margin loan, back-leveraged debt, net asset value loan or equity financing or similar arrangement and entered into with a third party, nationally-recognized financial institution in the business of providing the financing of the applicable nature; provided that the initial loan-to-value ratio (and not for the avoidance of doubt margin call and other loan-to-value ratios customary for such financings) with respect to any such financing arrangement does not exceed 30.0% of the value of the Shares that constitute the underlying value for such financing plus the value of the other eligible assets that are included in the applicable financing and that any such financing arrangement is recourse only to such Holder and not to the Company or its subsidiaries.
“Permitted Transferee” means any Affiliate of a Holder, including any Person who becomes a holder of Registrable Securities upon a distribution by an Affiliate of shares of Common Stock to their members, limited partners or stockholders; provided that in each case, such transferee has delivered to the Company a duly executed Assignment and Joinder Agreement.

“Person” means any natural person, firm, limited partnership, general partnership, joint stock company, joint venture, association, corporation, limited liability company, company, trust, bank trust company, land trust, business trust or other organization whether or not a legal entity, and any government or an agency or political subdivision thereof.
“Piggyback Offering” is defined in Section 3.1.
“Piggyback Offering Notice” is defined in Section 3.1.
“Records” is defined in Section 5.1(h).
“Registrable Securities” means the Shares and any other securities issued or issuable with respect to, in exchange for or in substitution for the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has become effective under the Securities Act and such Registrable Security has been disposed of pursuant to such registration statement, (b) it is held by a Person that is a transferee that has not taken valid assignment of the rights provided in this Agreement pursuant to Section 10.1 or who is otherwise not a Holder in accordance with the provisos to the definition of Holder provided for herein, (c) all Registrable Securities owned by such Holder have been sold pursuant to Rule 144 (or any successor provision), (d) such Registrable Securities are held by a Holder that beneficially owns Shares representing less than 2% of the aggregate voting power of Shares eligible to vote in the election of directors of the Company or (e) such securities shall have ceased to be outstanding.
“Registration Expenses” is defined in Section 6.1.
“Requesting Holder(s)” means the Holder(s) who make an Underwritten Shelf Takedown Demand pursuant to Section 2.2.1.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act.
“Rule 405” means Rule 405 promulgated by the SEC pursuant to the Securities Act.
“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agency.
“Securities Act” has the meaning assigned such term in the Recitals.
“Shares” has the meaning assigned such term in the Recitals.
“Shelf Effectiveness Period” means the period from the date of the filing of the Shelf Registration Statement until the date that all Registrable Securities registered thereunder cease to be Registrable Securities.
“Shelf Registration Statement” is defined in Section 2.1.1.

“Suspension Period” is defined in Section 4.1.
“Underwriter” means a securities dealer that purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.
“Underwritten Offering” means an offering in which Common Stock is sold to an Underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Underwritten Shelf Takedown” is defined in Section 2.2.1.
“Underwritten Shelf Takedown Demand” is defined in Section 2.2.1.
“Underwritten Shelf Takedown Notice” is defined in Section 2.2.2.
Section 1.2Aggregation of Registrable Securities. For avoidance of doubt, unless otherwise explicitly contemplated by this Agreement, all Registrable Securities held by Persons that are Affiliates of one another as of any applicable determination date shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
Article 2
DEMAND RIGHTS
Section 2.1Shelf Registration.
2.1.1The Company shall use its commercially reasonable efforts to file with the SEC within three Business Days after the issuance of the Shares, and in any event shall file with the SEC within five Business Days after the issuance of the Shares, a registration statement on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule thereto) (the “Shelf Registration Statement”), covering the public resale of all of the Registrable Securities on a delayed or continuous basis, which shall contain a prospectus in such form as to permit the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein; provided, that if the Company is required to include pro forma financial statements in the Shelf Registration Statement in connection with the acquisition of the Acquired Companies, the Company shall not be required to file the Shelf Registration Statement until 30 days after the Company has received the required financial statements of the Acquired Companies (or any predecessor thereof) under Rule 3-05 of Regulation S-X. The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is a well-known seasoned issuer (as defined in Rule 405) at the most recent applicable eligibility determination date).  The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another registration statement is available (which shall be considered the “Shelf Registration Statement” for purposes of this Agreement), for the resale of all the Registrable Securities by the Holders until the expiration of the Shelf Effectiveness Period. When the Shelf Registration Statement is effective, (a) such Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the

Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) in the case of any prospectus contained in the Shelf Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading. The Company may require, by written request, each Holder to promptly furnish in writing to the Company such information regarding the ownership or distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with the filing of the Shelf Registration Statement or any amendment or supplement thereto.
2.1.2Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from the Shelf Registration Statement and any Underwritten Shelf Takedown the Registrable Securities of any Holder who does not comply in any material respect with the provisions of the last sentence of Section 2.1.1. From and after the effective date of the Shelf Registration Statement or the filing of an amendment or supplement thereto, the Company shall use reasonable best efforts, as promptly as is practicable after any Holder that received Registrable Securities in connection with the foreclosure of a margin loan (the “Margin Loan Lender”) delivers the information required pursuant to the last sentence of Section 2.1.1, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement, and, if the Company files a post-effective amendment to the Shelf Registration Statement, use reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; or (ii) to prepare and, if permitted or required by applicable law, to file a prospectus supplement to the related Shelf Registration Statement or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Margin Loan Lender is named as a selling securityholder, and so that such Margin Loan Lender is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law.
2.1.3The Company agrees, to the extent necessary, to supplement or make amendments to each Shelf Registration Statement if required by rules and regulations of the Commission.
Section 2.2Shelf Take Downs; Request for Underwritten Shelf Takedown.
2.2.1The Holders may make (a) in the aggregate, not more than three written requests (each, an “Underwritten Shelf Takedown Demand”), and (b) not more than one Underwritten Shelf Takedown Demand in any six-month period to distribute all or a portion of their Registrable Securities in an Underwritten Offering (an “Underwritten Shelf Takedown”); provided, however, that the Company shall not be obligated to facilitate any Underwritten Shelf Takedown unless the Requesting Holder reasonably expects gross proceeds of at least $250 million from such Underwritten Shelf Takedown.
2.2.2Promptly, and in any event no later than five Business Days after receipt of an Underwritten Shelf Takedown Demand by the Company (or two Business Days if the Underwritten Shelf Takedown Demand is for a bought deal or overnight offering), the Company shall notify any Holder (other than the Requesting Holder) of such demand (the “Underwritten Shelf Takedown Notice”). Each such Holder that receives an Underwritten Shelf Takedown Notice shall have the opportunity to include in such Underwritten Shelf Takedown that number of Registrable Securities as such Holder may request in writing to the Company within three Business Days (or one Business Day if the Underwritten Shelf Takedown Demand is for a bought deal or overnight offering) after the date that the Underwritten Shelf Takedown Notice was delivered to such Holder by the Company. If no request for inclusion from a Holder is delivered to the Company within the applicable response period provided in this Section 2.2.2, such Holder shall have no further right to participate in such Underwritten Shelf Takedown Demand. Whether or not a Holder elects to participate in an Underwritten Shelf Takedown Demand, each Holder agrees that receipt of an Underwritten Shelf Takedown Notice (including the fact that such notice has been delivered) shall constitute confidential information, and such Holder agrees not to disclose any information related to such Underwritten Shelf Takedown Notice (including that such notice has been delivered) until such time as the Underwritten Offering contemplated by such Underwritten Shelf Takedown Notice has been publicly announced or abandoned (notice of which, in the latter case, shall be provided promptly to such Holder). Subject to Section 2.4, the Company shall include in the Underwritten Shelf Takedown all Registrable Securities sought to be included in such Underwritten Shelf Takedown as identified by Holders that have delivered appropriate notice thereof to the Company in accordance with this Section 2.2.2. Notwithstanding the foregoing, if the Underwritten Shelf Takedown Demand is for a bought deal or overnight offering and the investment bank or Managing Underwriter advises the Company and the Requesting Holder in writing that the giving of notice pursuant to the first sentence of this Section 2.2.2 would have a material adverse effect on the price or success of the offering (a “Material Adverse Effect”), no such notice shall be required (and the other Holders shall have no right to include their Registrable Securities in such Underwritten Shelf Takedown).
2.2.3At any time prior to the execution of an underwriting agreement with respect to any Underwritten Shelf Takedown, any Participating Holder may withdraw its request for inclusion of its Registrable Securities therein. A withdrawn Underwritten Shelf Takedown Demand shall count as one of the permitted Underwritten Shelf Takedowns pursuant to Section 2.2.1 unless the Company has not complied in all material respects with its obligations hereunder required to have been taken prior to such withdrawal or the Requesting Holder pays all Registration Expenses associated with the withdrawn Underwritten Shelf Takedown Demand; provided, that notwithstanding the foregoing, a withdrawn Underwritten Shelf Takedown Demand shall count as one of the permitted Underwritten Shelf Takedowns pursuant to Section 2.2.1 if the Company has filed a prospectus supplement with the SEC related to such Underwritten Shelf Takedown.
Section 2.3Selection of Underwriters. Holders of a majority of the Registrable Securities included in any Underwritten Shelf Takedown pursuant to Section 2.2 will be entitled to select the Managing Underwriters and any provider of advisory services for any Underwritten Shelf Takedown from the lenders, underwriters or initial purchasers (or their affiliates) from the most recent loan entered into or securities offering by the Company or its subsidiaries, which selection shall be subject to the consent of the Company (not to be unreasonably withheld, conditioned or delayed).
Section 2.4Priority on Underwritten Shelf Takedown. If the Managing Underwriter advises the Company and the Requesting Holder that in its opinion the inclusion of all securities requested to be included (whether by the Company, any other Person, the Requesting Holder or the other Holders) in an Underwritten Shelf Takedown requested by the Initial Holders pursuant to Section 2.2.1 may have a Material Adverse Effect, then all such securities to be included in such Underwritten Shelf Takedown shall be limited to the securities that the Managing Underwriter believes can be sold without a Material Adverse Effect and shall be allocated (a) first, pro rata among the Requesting Holder and the Initial Holders who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to Section 2.2.2 (based on the number of shares of Common Stock properly requested to be included in such offering), (b) second, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, to Existing RRA Holders who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to the Existing Registration Rights Agreement, (c) third, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, to the Company and (d) fourth, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect to the Company’s shareholders who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to an agreement, other than this Agreement or the Existing Registration Rights Agreement, with the Company that provides for registration rights in accordance with the terms of such registration rights agreement.
Section 2.5Lock-Up. The Initial Holders hereby irrevocably agree that, without the prior written consent of the Company, the Initial Holders will not, (a) with respect to 50% of the Shares held by each Initial Holder, during the period commencing on the date of this Agreement and ending on the date that is three months after the date of this Agreement (“Initial Lock-Up Period”) and (b) with respect to the remaining 50% of the Shares held by each Initial Holder, during the period commencing on the date of this Agreement and ending on the date that is six months from the date of this Agreement, (i) lend, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, in each case whether effected directly or indirectly, any Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or clause (ii) is to be settled by delivery of shares of Common Stock or other securities, in cash, or otherwise; or (iii) publicly announce the intention to effect any of the transactions covered in clause (i) or clause (ii) above. Notwithstanding anything to the contrary, nothing in this Section 2.5 or elsewhere in this Agreement shall (x) restrict or otherwise limit any transfers of shares of Common Stock (1) pursuant to a bona fide tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock, and in the event of such a transfer, the Company shall reasonably promptly provide the applicable documentation to its transfer agent reasonably promptly following the Initial Holders providing advanced written notice of such transfer to the Company, (2) to Affiliates of a Holder or (3) to ECP V-D, LP or its Affiliates or (y) restrict or limit the pledging of the Shares in connection with any Permitted Loan (it being agreed that any foreclosure under such Permitted Loan on any pledged Shares and any subsequent transfer of the Shares by any lender or agent under such Permitted Loan shall not be deemed to violate this Section 2.5).
Article 3
PIGGYBACK RIGHTS
Section 3.1Piggyback Offerings. If the Company or any holder of Common Stock proposes to sell any shares of Common Stock in an Underwritten Offering (a “Piggyback Offering”), then the Company shall promptly give written notice of such proposed offering (a “Piggyback Offering Notice”) to the Holders, which notice shall be given at least five Business Days (or if such offering is a bought deal or overnight offering, at least two Business Days) before the preliminary prospectus supplement or registration statement, as applicable, for such offering is filed. Such Piggyback Offering Notice shall (a) set forth the anticipated date of the Piggyback Offering and the number of shares of Common Stock that are proposed to be offered and (b) offer each Holder the opportunity to sell its Registrable Securities in the Piggyback Offering as each such Holder may request; provided, however, that in the event that the Company proposes to effectuate the Piggyback Offering (which, for the avoidance of doubt, may be for its own account or for the account of a holder of Common Stock) pursuant to an effective registration statement of the Company other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders that are subject to an effective Shelf Registration Statement may be included in such Piggyback Offering and the Company shall not be required to give a Piggyback Offering Notice to any Holder that is not eligible to be included in such Piggyback Offering. Whether or not a Holder elects to participate in Piggyback Offering, each Holder agrees that such notice (including the fact that such a notice has been delivered) shall constitute confidential information, and such Holder agrees not to disclose any information relating to such notice (including that such notice has been delivered) until such time as the Underwritten Offering contemplated by such Piggyback Offering Notice has been publicly announced or abandoned (notice of which, in the latter case, shall be provided promptly to such Holder). Subject to Section 3.2, the Company shall include in each such Piggyback Offering all Registrable Securities requested to be included therein by written notice to the Company within three Business Days (or if the Piggyback Offering is a bought deal or overnight offering, one Business Day) after the Piggyback Offering Notice was given; provided, however, that the Company may at any time withdraw or cease proceeding with any Piggyback Offering whether or not any Holder has elected to include any Registrable Securities in such offering. If no request for inclusion from a Holder is delivered to the Company within the applicable response period provided in this Section 3.1, such Holder shall have no further right to participate in such Piggyback Offering. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Offering at any time prior to the execution of an underwriting agreement with respect thereto. Notwithstanding the foregoing, if a Piggyback Offering is a bought deal or overnight offering and the investment bank or Managing Underwriter advises the Company in writing that the giving of a Piggyback Offering Notice would have a Material Adverse Effect, no such notice shall be required (and the Holders shall have no right to include their Registrable Securities in such Piggyback Offering).
Section 3.2Priority in Piggyback Offerings. If the Managing Underwriter of a Piggyback Offering advises the Company that in its opinion the inclusion of all securities requested to be included in such offering (whether by the Company, any other Person, the Holders) may have a Material Adverse Effect, then all such securities to be included in such offering shall be limited to the securities that the Managing Underwriter believes can be sold without a Material Adverse Effect and shall be allocated as follows:
(a)if such offering was initiated by the Company to sell or otherwise distribute securities for its own account, then (i) first to the Company, (ii) second, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, pro rata among the Existing RRA Holders who properly requested to include their securities in such offering pursuant to the Existing Registration Rights Agreement, (iii) third, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, pro rata among the Holders who properly requested to include their securities in such offering pursuant to this Agreement, and (iv) fourth, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, pro rata among holders of any other shares of Common Stock requested to be included by Persons having rights of registration on parity with the Holders with respect to such offering (based on the number of shares of Common Stock properly requested to be included in such offering);
(b)if such offering was initiated by an Existing RRA Holder pursuant to the Existing Registration Rights Agreement, then (i) first to Existing RRA Holders who properly requested to include their securities in such offering pursuant to the Existing Registration Rights Agreement in accordance with such agreement, (ii) second, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, to the Company, and (iii) third, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, pro rata among (A) the Holders who properly requested to include their securities in such offering pursuant to this Agreement and (B) holders of any other shares of Common Stock requested to be included by Persons having rights of registration on parity with the Holders with respect to such offering (based on the number of shares of Common Stock properly requested to be included in such offering); and

(c)if such offering was initiated by a shareholder of the Company pursuant to an agreement, other than this Agreement or the Existing Registration Rights Agreement, with the Company that provides for registration rights, then (i) first, among the Company’s shareholders who initiated such offering or properly requested to include their securities in such offering pursuant to such registration rights agreement in accordance with the terms of such registration rights agreement, (ii) second, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, pro rata among the Existing RRA Holders who properly requested to include their securities in such offering pursuant to the Existing Registration Rights Agreement, (iii) third, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, pro rata among (A) the Holders who properly requested to include their securities in such offering pursuant to this Agreement and (B) holders of any other shares of Common Stock requested to be included by Persons having rights of registration on parity with the Holders with respect to such offering (based on the number of shares of Common Stock properly requested to be included in such offering), and (iv) fourth, to the extent that any additional securities can, in the opinion of such Managing Underwriter, be sold without a Material Adverse Effect, to the Company.
Article 4
DEFERRALS AND SUSPENSIONS
Section 4.1Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, the Company may (a) delay filing or effectiveness of the Shelf Registration Statement (or any amendment thereto), or effecting an Underwritten Shelf Takedown or (b) suspend the Holders’ use of any prospectus that is a part of the Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in the Shelf Registration Statement (provided that in no event shall such notice contain any material non-public information regarding the Company), in which event such Holder shall discontinue sales of Registrable Securities pursuant to the Shelf Registration Statement but may settle any then-contracted sales of Registrable Securities, in each case for a period of up to 60 days if the Board determines, in good faith, that (i) such delay or suspension is in the best interest of the Company and its shareholders generally due to a pending financing or other transaction involving the Company, including a proposed sale of shares of Common Stock by the Company for its own account, (ii) such registration or offering would render the Company unable to comply with applicable securities laws, or (iii) such registration or offering would require disclosure of material information that the Company would otherwise not have to disclose at such time (any such period, a “Suspension Period”); provided, however, that in no event shall the Company exercise its delay and suspension rights under this Section 4.1 more than twice and for more than 90 days in the aggregate, in each case, in any 12 consecutive month period. For the purposes of calculating the number of days of one or more Suspension Periods under this Section 4.1, such number shall include any number of days during the applicable period during which the Holders were obligated to discontinue their disposition of Registrable Securities pursuant to Section 5.1(c).
Article 5
REGISTRATION PROCEDURES
Section 5.1Registration Procedures. The Company will, at its expense:
(a)prepare and file with the SEC the Shelf Registration Statement and such amendments and supplements to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective pursuant to Section 2.1 for the Shelf Effectiveness Period; provided that before filing the Shelf Registration Statement or any amendments or supplements thereto, the Company will furnish to the Holders and to one counsel selected by the

Majority Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and provided, further, the Company shall not file the Shelf Registration Statement or any amendments or supplements thereto if the Majority Holders or their counsel reasonably object on a timely basis;
(b)furnish to each Holder such number of copies of the Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included therein (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;
(c)notify the Holders promptly, and (if requested by any such Holder) confirm such notice in writing, of (i) any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related prospectus or for additional information, (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, or (iii) any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (and each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the preceding clauses (ii) and (iii), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until notified by the Company);
(d)if any event contemplated by Section 5.1(c) (iii) shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(e)use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any other order contemplated by Section 5.1(c)(ii) as promptly as practicable after the issuance of any such order;
(f)in connection with any Underwritten Offering, use commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Holder or Managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder or Managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(f), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;
(g)in connection with any Underwritten Shelf Takedown, enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions and to agree, and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree, to such “lock-up” arrangements with the underwriters thereof to the extent reasonably requested by the Managing Underwriter, subject to exceptions for permitted sales by directors and executive officers during such period consistent with underwritten offerings previously conducted by the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities pursuant to such Underwritten Shelf Takedown, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance and participate in customary “road show” presentations upon reasonable notice, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;
(h)in connection with any Underwritten Offering, make available for inspection by any Underwriter participating therein, and any attorney, accountant or other professional retained by any such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) and cause the Company’s directors and employees to supply all information reasonably requested by any such Inspectors, in each case as shall be reasonably necessary to enable such Inspectors to exercise their due diligence responsibility in connection with such Underwritten Offering;
(i)in connection with any Underwritten Shelf Takedown, use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Managing Underwriter reasonably requests;
(j)in connection with any Underwritten Shelf Takedown, use commercially reasonable efforts to obtain opinions of counsel of the Company in customary form and covering such matters of the type customarily covered by such opinion letters on behalf of the Company as the Managing Underwriter reasonably requests;
(k) cooperate with each Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;
(l)use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;
(m)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities;
(n)use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company Shares are then quoted; and
(o)upon request and subject to appropriate confidentiality obligations, furnish to a Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental authority having jurisdiction over the Holder’s offering of Registrable Securities, in each case relating to an offering by the Holder of Registrable Securities, unless confidential treatment of such correspondence has been requested of the SEC; provided that the Company may excise any information contained therein that would constitute material non-public information that is not specifically regarding the Holder or the Holder’s offering.

Section 5.2Opt Out. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive any Underwritten Shelf Takedown Notices, Piggyback Offering Notice, notice of the withdrawal of any Underwritten Shelf Takedown or Piggyback Offering or notice of any event that would lead to a Suspension Period as contemplated by Section 4.1; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. For the avoidance of doubt, if the Company has provided an Underwritten Shelf Takedown Notice or a Piggyback Offering Notice and thereafter a Holder revokes its Opt-Out Notice, such revocation shall not extend the applicable notice response periods pursuant to Section 2.2.2 or Section 3.1. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 2.2.2, Section 3.1 or Section 4.1, as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice and each time prior to a Holder’s intended use of an effective Shelf Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Period was previously delivered (or would have been delivered but for the provisions of this Section 5.2) and the Suspension Period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Period, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Period immediately upon its availability.
Section 5.3Legend Removal. The Company shall use its commercially reasonable efforts to facilitate the removal of the restrictive legend on any Registrable Securities if (a) such Registrable Securities are sold pursuant to an effective registration statement in accordance with the plan of distribution described therein, (b) such Registrable Securities may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) under the Securities Act (i.e., such Holder is not an Affiliate of the Company, and has not been an Affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144) or (c) such Registrable Securities have been sold, assigned or otherwise transferred pursuant to Rule 144; provided, that with respect to clause (b) or (c) above, the applicable Holder has provided all documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall use its commercially reasonable efforts to cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such Registrable Securities pursuant to this Section 5.3 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 5.3; provided, that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents. Furthermore, at the request of any Holder in connection with the incurrence of any Permitted Loan, the Company shall use commercially reasonable efforts to assist such Holder in connection with the establishment of the collateral for such loan, including entering into a customary issuer agreement, issuing customary officer’s certificates and using commercially reasonable efforts to cause the Company’s counsel to issue customary opinions in connection therewith (“Margin Loan Cooperation”); provided, that the applicable Holder shall be solely responsible for (i) any liability incurred by the Company or Holder in connection with Margin Loan Cooperation and (ii) all fees and expenses (including of counsel for the Company and such Holder) incurred by the Company or Holder with respect to Margin Loan Cooperation.

Article 6
REGISTRATION EXPENSES
Section 6.1Registration Expenses. In connection with the Shelf Registration Statement, any Underwritten Shelf Takedown or any Piggyback Offering, the Company shall pay the following registration expenses (the “Registration Expenses”): (a) registration and filing fees (including with respect to filings to be made with the Financial Industry Regulatory Authority, Inc.); (b) fees and expenses incurred in connection with complying with state securities or blue sky laws (including reasonable and documented fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses; (d) road show expenses; (e) fees and disbursements of counsel, independent public accountants and reserve engineers for the Company; (f) fees of the Company’s transfer agent and registrar; and (g) all other expenses (other than expenses contemplated by the immediately succeeding sentence) incident to its performance of or compliance with its obligations under Article 2 and Article 3 of this Agreement. The Company shall not have any obligation hereunder to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or, except as provided by clause (b) in the immediately preceding sentence, any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of any Underwriter. The Company shall not be responsible for legal fees incurred by Holders incurred in connection with the Company’s performance of its obligations under this Agreement.
Article 7
INDEMNIFICATION; CONTRIBUTION
Section 7.1Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each Person, if any, who Controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, agents, general and limited partners, and employees of each Holder and each such Controlling Person from and against any and all losses, claims, damages, liabilities (joint or several) and expenses (including reasonable and documented costs of investigation and attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or included in any prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state, (a) in any such registration statement or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) in any such prospectus or any amendment or supplement thereto or in any preliminary prospectus, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in any such case insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or on such Holder’s behalf expressly for use therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who Controls such Underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 7.1.
Section 7.2Indemnification by Holder. Each Holder agrees to indemnify and hold harmless each other Holder, the Company, each Person who Controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, agents, general and limited partners, and employees of each other Holder, the Company and each such Controlling Person to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information furnished in writing by such Holder or on such Holder’s behalf expressly for use in any registration statement or prospectus relating to such Holder’s Registrable Securities. The liability of any Holder under this Article 7 shall be limited to the aggregate proceeds (net of underwriting discounts and commissions) received by such Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.
Section 7.3Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 7.1 or Section 7.2 (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Section 7.1 or Section 7.2 (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, (b) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld, conditioned or delayed), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.
Section 7.4Contribution. If the indemnification provided for in Section 7.1 or Section 7.2 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company, on the one hand, and each Holder, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each Holder in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of each Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by any method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Article 8
PARTICIPATION IN UNDERWRITTEN OFFERINGS
Section 8.1Participation in Underwritten Offerings. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any customary underwriting arrangements approved by the Person entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided that any obligation of such Holder to indemnify any Person pursuant to any such underwriting agreements shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the proceeds (after deducting underwriting commissions and discounts but before deducting any other expenses) received by such Holder from the sale of his, her or its Registrable Securities pursuant to such Underwritten Offering. In the case of an Underwritten Shelf Take-Down under Section 2.2.1, the price and underwriting discount for the Registrable Securities shall be determined by the Requesting Holders that hold a majority of the Registrable Securities participating in such Underwritten Offering.
Article 9
FACILITATION OF SALES PURSUANT TO RULE 144
Section 9.1Facilitation of Sales Pursuant to Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall (a) make and keep public information available, as those terms are understood and defined in Rule 144, (b) for so long as a Holder owns any Registrable Securities, furnish to such Holder, to the extent accurate, forthwith upon request of such Holder, a written statement of the Company that it has complied with the reporting requirements of Rule 144 and (c) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Article 10
TRANSFERS OF REGISTRATION RIGHTS
Section 10.1Transfers of Registration Rights. The provisions hereof will inure to the benefit of, and be binding upon, the successors and assigns of each of the Parties, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (a) by operation of law, (b) if such transferee is a Permitted Transferee or (c) if such transfer is not made in accordance with clauses (a) and (b), with the prior written consent of the Company, provided, in each case, that any such transferee shall not be entitled to the rights provided in this Agreement unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company a duly executed Assignment and Joinder Agreement. Notwithstanding anything to the contrary contained in this Section 10.1, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate. References to a Party in this Agreement shall be deemed to include any such transferee or assignee permitted by this Section 10.1. Any attempted assignment in violation of this Section 10.1 shall be void.
Article 11
MISCELLANEOUS
Section 11.1Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the Parties in connection therewith.
Section 11.2Amendment; Termination. The provisions of this Agreement may only be amended by the written consent of the Company and the Majority Holders. The provisions of this Agreement shall terminate and be of no further force or effect as of and following on the earliest of (i) the date when the Holders cease to beneficially own any Registrable Securities or, with respect to any individual Holder, the date on which such Holder ceases to beneficially own Registrable Securities, (ii) the third anniversary of the date hereof or (iii) with respect to any individual Holder, by written notice at any time by such Holder to the Company; provided that Article 7 shall survive any such termination.
Section 11.3Notices. All notices and other communications required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by email (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other addresses or numbers as may be specified by a Party from time to time by like notice to the other Parties.
(a)If to the Company, to:
Talen Energy Corporation
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
Attention: General Counsel
Email: LegalServices@talenenergy.com

with copies (which shall not constitute notice) to:
Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attention: Matthew R. Pacey, P.C.
Michael W. Rigdon, P.C.
Anthony L. Sanderson
E-mail: matt.pacey@kirkland.com;
michael.rigdon@kirkland.com;
anthony.sanderson@kirkland.com
(b)If to a Holder, to the address or email address of such Holder as they appear on such Holder’s signature page attached hereto or signature page to the Assignment and Joinder Agreement.
All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received when delivered by hand or transmitted by email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested or one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.
Section 11.4Binding Effect; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. Except as provided in Section 10.1, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any Holder without the prior written consent of the Company.
Section 11.5Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
11.5.1This Agreement and any claim, controversy or dispute arising out of or relating to this Agreement, and/or the interpretation and enforcement of the rights and duties of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would result in the application of the laws of any other jurisdiction.
11.5.2Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware for purposes of any suit, action or other proceeding directly or indirectly arising out of or related in any way to this Agreement and the interpretation and enforcement of the rights and duties of the Parties under this Agreement (and agrees not to commence or support any Person in any such proceeding relating thereto except in such courts). Each of the Parties further irrevocably waives any objection which such Party may now or hereafter have to the laying of the venue of any such proceeding in such courts and shall not plead or claim in any such court that any such proceeding brought in such court has been brought in an inconvenient forum. Service of process with respect thereto may be made upon any Party by mailing a copy thereof by registered mail to such Party at its address as provided in Section 11.3.

11.5.3EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT, OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS AGREEMENT.
Section 11.6Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.
Section 11.7Counterparts. This Agreement may be executed in one or more counterparts. Each Party agrees that this Agreement and the transactions contemplated hereby may be entered into electronically and that any electronic signature, whether digital or encrypted, used by any Party is intended to authenticate this Agreement and to have the same force and effect as a manual signature. For purposes of this Agreement, an electronic signature means any electronic symbol, designation or process attached to or logically associated with a record, contract, document or instrument and adopted by a Party with the intent to sign such record, contract, document or instrument.
Section 11.8Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.
[Signature pages follow.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.
TALEN ENERGY CORPORATION
By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

INITIAL HOLDERS:
[●]
By:
Name:
Title:
Mailing address:
Contact person:
Telephone number:
E-mail address:
[●]

By:
Name:
Title:
Mailing address:
Contact person:
Telephone number:
E-mail address:

[Signature Page to Registration Rights Agreement]

EXHIBIT A
FORM OF ASSIGNMENT AND JOINDER
[●], 20[●]
Reference is made to the Registration Rights Agreement, dated as of [●], by and among Talen Energy Corporation, a Delaware corporation (the “Company”), and certain holders which hold Registrable Securities (as defined below) that become party thereto (as amended or modified from time to time, the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.
Pursuant to Section 10.1 of the Registration Rights Agreement, [●] (the “Assignor”) hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [●], [●] and [●] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]
Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement.
[Remainder of page intentionally left blank]
A-1

IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR:

[____________]

By:
Name:
Title:

ASSIGNEE(S):

[____________]

By:
Name:
Title: